Exhibit (d)(3)

INVESTMENT SUB-SUB-ADVISORY AGREEMENT

AGREEMENT made this 2nd day of December, 2005, between ABERDEEN ASSET MANAGEMENT INC. (“AAMI”) and ABERDEEN ASSET MANAGEMENT INVESTMENT SERVICES LIMITED (formerly Deutsche Asset Management Investment Services Limited) (“Aberdeen IS”).

WHEREAS, Scudder Variable Series I (the “Trust”), a Massachusetts business trust, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust has entered into an Amended and Restated Investment Management Agreement dated November 30, 2005 (such agreement and any successor agreement thereto, the “Advisory Agreement”) with Deutsche Investment Management Americas Inc. (the “Adviser”), pursuant to which the Adviser acts as investment manager to the Bond Portfolio series of the Trust (the “Fund”); and

WHEREAS, pursuant to the Advisory Agreement, the Adviser has entered into an Sub-Advisory Agreement dated November 30, 2005 (such agreement and any successor agreement thereto, the “Sub-Advisory Agreement”) with AAMI, pursuant to which AAMI acts as sub-investment adviser to the Fund and provides certain investment advisory services with respect to the Fund; and

WHEREAS, AAMI, with the approval of the Trust’s Board of Trustees, including a majority of the Trustees who are not “interested persons,” as defined in the 1940 Act, and the Adviser, desires to retain Aberdeen IS to provide certain investment advisory services in connection with the management of the Fund, and Aberdeen IS is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Duties of Aberdeen IS.           Subject to supervision and oversight by the Adviser, AAMI and the Trust’s Board of Trustees, Aberdeen IS shall manage all of the securities and other assets of the Fund entrusted to it by AAMI hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objective(s), policies and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)          In the performance of its duties and obligations under this Agreement, Aberdeen IS shall act in conformity with the Trust’s constituent documents and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(b)          Aberdeen IS shall determine the Assets to be purchased or sold by the Fund and will place orders with or through only those brokers or dealers that appear on a list of brokers and dealers approved by the Adviser and made available to AAMI from time to time. Aberdeen IS will carry out the policy with respect to brokerage set forth in the Trust’s registration statement and the Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing portfolio transactions and selecting brokers or dealers, Aberdeen IS will use its best efforts to obtain on behalf of the Fund best execution. In evaluating best execution for any transaction, Aberdeen IS shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating best execution, and in selecting the broker-dealer to execute a particular transaction, subject to any instructions and directions of the Adviser or the Board of Trustees, Aberdeen IS may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Provided Aberdeen IS is acting in accordance with any such instructions and directions of the Adviser or the Board of Trustees, Aberdeen IS is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, Aberdeen IS determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer—viewed in terms of that particular transaction or in terms of the overall responsibilities of Aberdeen IS to the Fund. In no instance, however, will the Fund’s Assets be purchased from or sold to the Adviser, AAMI, Aberdeen IS, any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, the Trust’s principal underwriter, or any affiliated person of either the Trust, the Adviser, AAMI, Aberdeen IS or any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act and approved by (or pursuant to procedures of) the Adviser and the Board of Trustees. The Adviser or its affiliates may, from time to time, engage other sub-advisers to advise the Fund (or portions thereof), other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a “Sub-Advised Fund”). Aberdeen IS agrees that it will not consult with any other sub-adviser engaged by the Adviser or its affiliates with respect to transactions in securities or other assets concerning the Fund or another Sub-Advised Fund, except to the extent permitted by the certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

On occasions when Aberdeen IS deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of Aberdeen IS, Aberdeen IS, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by Aberdeen IS in the manner Aberdeen IS considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

Aberdeen IS may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Aberdeen IS may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous to both of the accounts involved.

Notwithstanding the foregoing, Aberdeen IS agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Fund and/or broker-dealers through or with which portfolio transactions on behalf of the Fund may not be effected. Aberdeen IS shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker-dealer on behalf of the Fund, unless and until the written approval of the Adviser or the Board of Trustees, as the case may be, is so obtained.

(c)         Aberdeen IS shall maintain all books and records with respect to transactions involving the Assets required by applicable law. Aberdeen IS shall keep the Adviser and AAMI informed of developments materially affecting the Fund or the Trust. Aberdeen IS shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

Aberdeen IS shall keep the books and records relating to the Assets required to be maintained by Aberdeen IS under this Agreement and shall timely furnish to the Adviser all information relating to Aberdeen IS’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by applicable law. Aberdeen IS shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1933 Act or 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. Aberdeen IS agrees that all records that it maintains on behalf of the Fund are the property of the Fund and Aberdeen IS will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that Aberdeen IS may retain a copy of such records. Aberdeen IS agrees to permit the Adviser, the Trust’s officers and the Fund’s independent registered public accounting firm to inspect and audit such records pertaining to the Fund at reasonable times during regular business hours upon due notice. In addition, for the duration of this Agreement, Aberdeen IS shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser and to the Adviser upon the termination of this Agreement at the Fund’s request. Aberdeen IS shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities under this Agreement including all means for the effecting of securities transactions.

(d)        Aberdeen IS will also make its officers and employees available to meet with the officers of the Adviser or AAMI and the Trust’s officers and Trustees on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions. In addition, Aberdeen IS shall, on Aberdeen IS’s own initiative, and as reasonably requested by the Adviser, for itself and on behalf of the Trust, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose. From time to time as the Board of Trustees of the Trust or the Adviser may reasonably request, Aberdeen IS will furnish to the Adviser and Trust’s officers and to each of its Trustees, at Aberdeen IS’s expense, reports on portfolio transactions and reports on issuers of securities held by the Fund, all in such detail as the Trust or the Adviser may reasonably request. In addition, Aberdeen IS shall provide advice and assistance to the Adviser as to the determination of the value of securities held or to be acquired by the Fund for valuation purposes in accordance with the process described in the Fund’s Prospectus and valuation procedures. Aberdeen IS will make its officers and employees available to meet with the officers of the Adviser and the Trust’s officers and Trustees and provide such information as the Board of Trustees and the Adviser reasonably believe appropriate for purposes of the Board’s consideration of this Agreement and any continuations thereof, including information about the profitability to Aberdeen IS of providing advisory services hereunder.

(e)         Aberdeen IS shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Fund’s Assets, including the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. Aberdeen IS shall also provide the Adviser or AAMI with such information upon request of the Adviser or AAMI, as applicable. Aberdeen IS shall provide such sub-certifications as officers of the Adviser, AAMI or the Trust may reasonably request in connection with the filings of Form N-CSR or Form N-Q (or any similar form) by the Trust.

(f)         In the performance of its duties hereunder, Aberdeen IS is and shall be an independent contractor and, except as expressly provided for herein or otherwise expressly provided or authorized in writing by the Adviser, shall have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which Aberdeen IS gives any advice to its clients concerning the shares of the Fund, Aberdeen IS will act solely as investment counsel for such clients and not in any way on behalf of the Fund. Aberdeen IS’s services to the Fund pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that Aberdeen IS may render investment advice, management and other services to other investment companies and clients.

(g)        AAMI shall vote proxies and take corporate action elections with respect to securities held by the Fund in accordance with guidelines established by the Adviser and approved by the Board of Trustees.

(h)         Without further verification or inquiry by Aberdeen IS, Aberdeen IS is authorized to rely on instructions or directions provided by (1) the Board of Trustees, officers of the Fund and portfolio managers named in the Fund’s currently effective Prospectus who are employees of the Adviser; and (2) other persons designated by the Adviser and identified to AAMI as “Authorized Persons” pursuant to this Agreement, provided that instructions or directions provided pursuant to this Section 1(h)(2) are provided in writing (which may include e-mail or facsimile transmissions).

2.            Duties of AAMI.         AAMI shall continue to have responsibility for all services to be provided to the Fund pursuant to the Sub-Advisory Agreement and shall supervise and oversee Aberdeen IS’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve Aberdeen IS of responsibility for compliance with the Trust’s constituent documents, the Prospectus, the instructions and directions provided pursuant to Section 1(h) of this Agreement, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents.

(a)          The Adviser has furnished Aberdeen IS with copies properly certified or authenticated of each of the following documents:

(i)           The Trust’s Amended and Restated Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time (herein called the “Declaration of Trust”);

(ii)	By-Laws of the Trust; and
(iii)	Prospectus of the Fund.

(b)          Aberdeen IS has furnished the Adviser with copies properly certified or authenticated of each of the following documents:

(i)	Aberdeen IS’s most recent audited financial statements;

(ii)          An organizational chart showing public companies and registered broker-dealers affiliated with Aberdeen IS;

(iii)	Aberdeen IS’s Form ADV; and

(iv)         Aberdeen IS’s Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

4.	Certain Representations and Warranties of Aberdeen IS.

(a)          Aberdeen IS represents and warrants that it is a duly registered investment adviser under the Advisers Act, is a duly registered investment adviser in any and all states of the United States in which Aberdeen IS is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. Aberdeen IS covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

(b)          Aberdeen IS represents that it has read and understands the Prospectus and warrants that in investing the Assets it will use all reasonable efforts to adhere to the Fund’s investment objective(s), policies and restrictions contained therein.

(c)          Aberdeen IS represents that it will provide the Fund with any amendments to its Code of Ethics and any certifications required by Rule 17j-1 under the 1940 Act. The Aberdeen IS represents that it has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by Aberdeen IS and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

(d)          Aberdeen IS represents that, as of the date of this Agreement (which representation shall be confirmed periodically thereafter), (1) neither it nor any of its “affiliated persons” (as defined in the 1940 Act) are affiliated persons of: (i) the Adviser; (ii) any other sub-adviser to the Fund or the Trust or any affiliated person of that sub-adviser (other than AAMI and other affiliates of the ultimate parent of AAMI and Aberdeen IS, Aberdeen Asset Management PLC); (iii) any promoter, underwriter, officer, board member, member of an advisory board, or employee of the Fund or the Trust; or (iv) the Fund (other than by reason of serving as an investment adviser to the Fund); and (2) to the best knowledge of Aberdeen IS, neither the Adviser nor any of its directors or officers directly or indirectly owns any material interest in Aberdeen IS other than an interest through ownership of shares of a pooled investment vehicle that is not controlled by such person (or entity). Aberdeen IS agrees to promptly notify the Adviser if it or any of its affiliated persons becomes an affiliated person of any of the persons set forth in (i) to (iv).

(e)          Aberdeen IS represents and warrants that it will maintain written policies and procedures that are reasonably designed to prevent violation of Federal Securities Laws as defined in Rule 38a-1 under the 1940 Act and that are otherwise in compliance with Rule 206(4)-7 under the Advisers Act. Aberdeen IS agrees to provide the Fund, the Adviser, and AAMI (upon request) from time to time, with copies of such policies and procedures, summaries thereof and certifications with respect thereto. Aberdeen IS agrees to cooperate with the Trust’s Chief Compliance Officer in providing information to fulfill the requirements of Rule 38a-1 under the 1940 Act as interpreted by the SEC or the Board of Trustees.

                5.Compliance.

(a)          Aberdeen IS agrees that it shall promptly notify the Adviser, AAMI and the Trust: (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) of the occurrence of any event that could disqualify Aberdeen IS from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (iii) in the event that there is a change in Aberdeen IS, financial or otherwise, that adversely affects its ability to perform services under this Agreement; or (iv) upon having a reasonable basis for believing that, as a result of Aberdeen IS’s investing the Assets, the Fund’s investment portfolio has ceased to adhere to the Fund’s investment objective(s), policies or restrictions as stated in the Prospectus or is otherwise in violation of applicable law.

(b)          Aberdeen IS shall immediately forward, upon receipt, to the Adviser and AAMI any correspondence from the SEC or other regulatory authority that relates to the Fund or the Adviser generally, including SEC inspection reports.

(c)          The Trust, the Adviser and AAMI shall be given access to any and all records or other documents of Aberdeen IS at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to Aberdeen IS relating to its providing investment advisory services to the Fund, including without limitation records relating to trading by employees of Aberdeen IS for their own accounts and on behalf of other clients. Aberdeen IS agrees to promptly cooperate with the Trust, the Adviser and AAMI and their representatives in connection with requests for such records or other documents.

6.	Compensation to Aberdeen IS.

(a)          For the services to be provided by Aberdeen IS pursuant to this Agreement, AAMI will pay Aberdeen IS, and Aberdeen IS agrees to accept, a sub-sub-advisory fee at the rate specified in Appendix A which is attached hereto and made part of this Agreement. The fee will be computed daily based on the average daily net assets of the Fund and will be paid to Aberdeen IS monthly following the payment by the Adviser of the fee payable to AAMI pursuant to the Sub-Advisory Agreement.

(b)          For purposes of this Section 6, the value of net assets of the Fund shall be computed as required by the 1940 Act and in accordance with any procedures approved by the Board of Trustees for the computation of the value of the net assets of the Fund in connection with the determination of net asset value of its shares.

7.            Expenses.         Aberdeen IS shall bear all expenses (excluding brokerage costs, custodian fees, fees of independent registered public accounting firms or other expenses of the Fund to be borne by the Fund or the Trust) in connection with the performance of its services under this Agreement.

8.            Standard of Care and Liability of Aberdeen IS.    Aberdeen IS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that nothing herein contained will be construed to protect Aberdeen IS against any liability to the Adviser, AAMI, the Fund or its shareholders by reason of: (a) Aberdeen IS’s causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Prospectus or any written guidelines, policies or instruction provided in writing by the Trust’s Board of Trustees or the Adviser or (b) Aberdeen IS’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

9.	Disclosure Regarding Aberdeen IS.

(a)          Aberdeen IS has reviewed the disclosure about Aberdeen IS and its management of the Fund contained in the Trust’s proxy statement, registration statement and Prospectus and represents and warrants that, with respect to such disclosure about Aberdeen IS or information related, directly or indirectly, to Aberdeen IS, such documents contain, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.

(b)          Aberdeen IS agrees to notify AAMI, the Adviser and the Trust promptly of: (i) any statement about Aberdeen IS or its management of the Fund contained in the Trust’s proxy statement, registration statement or Prospectus that becomes untrue in any material respect, (ii) any omission of a material fact about Aberdeen IS or its management of the Fund in such documents which is required to be stated therein or necessary to make the statements contained therein not misleading, or (iii) any reorganization or change in Aberdeen IS, including any change in its ownership or key employees, including portfolio managers to the Fund who are employees of Aberdeen IS.

10.          Insurance.       Aberdeen IS shall maintain for the duration hereof, with an insurer acceptable to the Adviser, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts deemed by Aberdeen IS in its sole discretion to be sufficient to meet its obligations to its clients, including the Fund.

11.	Duration and Termination.

(a)          This Agreement shall become effective with respect to the Fund on November 30, 2005, and shall remain in full force for a period of two years from such date and from year to year thereafter, but only as long as such continuance is specifically approved at least annually and in the manner required by the 1940 Act. The requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

(b)          This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement or the Sub-Advisory Agreement.

(c)          AAMI has the right to terminate this Agreement upon immediate notice to Aberdeen IS.

(d)          This Agreement may be terminated at any time, without the payment by the Fund of any penalty, by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. The Fund may effect termination of this Agreement by action of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days’ written notice to the Adviser, AAMI and Aberdeen IS. The Adviser may effect termination of this Agreement on sixty (60) days’ written notice to AAMI and Aberdeen IS.

(e)          Aberdeen IS may terminate this Agreement upon ten (10) days’ written notice to the Adviser and AAMI.

(f)           Termination of this Agreement shall not affect the right of Aberdeen IS to receive payments on any unpaid balance of the compensation described in Section 6 earned prior to such termination.

12.	Confidentiality.

(a)          Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto, the Adviser or the Trust (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by the SEC, other regulatory body with applicable jurisdiction, or the Trust’s independent registered public accounting firm, or in the opinion of its counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances.

(b)          The Adviser and AAMI, on behalf of the Fund, have legitimate business reasons to disclose to Aberdeen IS certain non-public portfolio holdings information of the Fund (“Holdings Information”) from time to time. Aberdeen IS agrees that it:

(i)           Will use the Holdings Information exclusively for purposes of providing services pursuant to this Agreement that may benefit the Fund;

(ii)          Will not engage in any fraudulent, competitive or improper behavior based on the Holdings Information that may disadvantage the Fund, including disclosing, trading or making investment recommendations based on the Holdings Information to or for any party other than the Fund as provided in this Agreement;

(iii)         Will treat the Holdings Information as confidential and will not disclose such information to any party other than as required to perform the services under this Agreement. This clause shall not apply to the extent that: (1) the Holdings Information is publicly known, (2) the Holdings Information is or becomes legally known to Aberdeen IS other than through disclosure by the Fund, the Adviser, AAMI, an affiliated person of the Fund, the Adviser or AAMI or by another party bound by an obligation of confidentiality to the Fund, or (3) the disclosure is required by law or requested by any regulatory authority or required by statute, rule, regulation, subpoena, regulatory examination request or court order, provided, however, that Aberdeen IS will not make any such disclosure without first notifying the Adviser, AAMI and the Fund and allowing the Adviser, AAMI or the Fund a reasonable opportunity to seek injunctive relief (or a protective order) with respect to the obligation to make such disclosure; and

(iv)         Will notify the Adviser and AAMI if Aberdeen IS has any knowledge of the Holdings Information having been misused, including in violation of this Agreement.

13.          Use of Names.              Aberdeen IS acknowledges and agrees that the name Scudder (whether used by itself or in combination with other words), and abbreviations or logos associated with that name, are the valuable property of the Adviser and its affiliates; that the Trust, the Adviser and their affiliates have the right to use such name, abbreviations and logos; and that Aberdeen IS shall use the name Scudder, and associated abbreviations and logos, only in connection with Aberdeen IS’s performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, Aberdeen IS agrees to obtain prior written approval from the Adviser before using or referring to Scudder, or Scudder Income Fund or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit Aberdeen IS from referring to the performance of the Fund in Aberdeen IS’s marketing material as long as such marketing material does not constitute “sales literature” or “advertising” for the Fund, as those terms are used in the rules, regulations and guidelines of the SEC and the National Association of Securities Dealers, Inc.

14.          Governing Law.         This Agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles.

15.          Severability.   Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

16.          Notice.                            Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser:

A. Thomas Smith, Esq.

Managing Director

Global Head Asset Management Legal

Deutsche Investment Management Americas, Inc.

Floor 27

345 Park Avenue

New York, NY 10154

and with a copy (which shall not constitute notice) to:

Mr. Vincent J. Esposito

Managing Director

Head of Product Development & Implementation

Deutsche Investment Management Americas, Inc.

Floor 27

345 Park Avenue

New York, NY 10154

To AAMI at:

Through November 30, 2005 (subject to change)

Mr. Christian Pittard

Aberdeen Asset Management Inc.

1114 Avenue of the Americas, 34th Floor

New York, NY 10036

Starting December 1, 2005 (subject to change)

Mr. Christian Pittard

Chief Executive Officer

Aberdeen Asset Management Inc.

1735 Market Street

Philadelphia, PA 19103

To Aberdeen IS at:

Starting December 1, 2005 (subject to change)

Mr. Steve Ilott

Aberdeen Asset Management

Investment Services Limited

One Bow Churchyard

London, EC4M 9HH

United Kingdom

17.          Questions of Interpretation.                             Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “control,” “assignment” and “affiliated person,” as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

18.          Entire Agreement.     This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded, except by a writing signed by the parties hereto and in accordance with the 1940 Act or pursuant to applicable orders or interpretations of the SEC.

19.          Miscellaneous.             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

A copy of the Trust’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

ABERDEEN ASSET MANAGEMENT INC.	ABERDEEN ASSET MANAGEMENT
INVESTMENT SERVICES LIMITED
By: /s/ Christian Pittard	By: /s/ Steve Ilott
_________________	_________________
Name: Christian Pittard	Name: Steve Ilott
Title: Chief Executive Officer	Title: Managing Director

Appendix A

to the

Sub-Sub-Advisory Agreement

between

ABERDEEN ASSET MANAGEMENT INC.

and

ABERDEEN ASSET MANAGEMENT INVESTMENT SERVICES LIMITED

Pursuant to Section 6, AAMI shall pay Aberdeen IS compensation as follows:

Bond Portfolio	0.04% of average daily net assets*

* 15% of the sub-advisory fee received by AAMI under the Sub-Advisory Agreement.